CREDIT AGREEMENT

BY AND BETWEEN

NATIONSBANK, N.A.,
a national banking association
(the "Bank")

AND

THE STEPHAN CO.,
a Florida corporation
(the "Borrower")

Dated March 17, 1998

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, made this 17th day of March, 1998 between THE STEPHAN CO., a Florida corporation (the "Borrower") and NATIONSBANK, N.A., a national banking association (the "Bank").

                                WITNESSETH:

WHEREAS, Bank has agreed to extend a Term Loan in the amount of THREE MILLION DOLLARS ($3,000,000.00) (the "Term Loan") to Borrower as evidenced by a Promissory Note dated March 17, 1998 (the "Note") which shall be used by Borrower for acquisitions; and

WHEREAS, Bank has agreed to provide such financing conditioned upon the Borrower agreeing to the terms and conditions set forth in this Credit Agreement and to the execution of certain other documents in connection therewith.

NOW, THEREFORE, in consideration of the Sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. The following definitions will apply to this Credit Agreement as well as all other documentation involved in this loan transaction:

	A.	"Bank" - NATIONSBANK, N.A., a national banking association.

	B.	"Borrower" - THE STEPHAN CO., a Florida corporation.

	C.	"Commitment Fee" - A fee of in the amount of Seven Thousand and
No/100 Dollars ($7,000.00), shall be due at closing.

 D. "Promissory Note" or "Note" - is the Promissory Note in the original principal amount of Three Million and No/100 Dollars ($3,000,000.00) from Borrower in favor of Bank.

	E.	"Current Maturity Coverage" - is defined as the sum of Net Income, non cash charges less dividends divided by the sum of current maturities of long term debt. Borrower shall maintain a Current Maturity Coverage of not less than 1.75:1.00.

	F.	"Current Minimum Ratio" - Borrower shall maintain at all times a ratio of current assets to current liabilities of not less than 2.0:1.0, tested quarterly.

 G. "Funded Debt/EBITDA" - is 2.50:1.00 to be tested quarterly on a trailing monthly basis.

	H.	"Interest Rate" - Fixed rate of 6.92% per annum.

 I. "Loan Documents" - This term includes all documents which comprise the loan documentation including, but not limited to the Promissory Note, Credit Agreement, Pledge Agreement, Stock Powers, and any and all supplemental related Loan Documents between Bank and Borrower.

 J.  "Maturity Date" - March 17, 2005.


     2. INTEREST RATE. Fixed rate of 6.92% per annum.

     3. DEFAULT RATE OF INTEREST. After maturity, whether by acceleration or otherwise, or after the entry of judgment, at Holder's option, the entire unpaid principal balance of the Line of Credit shall bear interest until paid at an augmented annual rate (the "Default Rate") from and after the stated or accelerated maturity of the Note, or from and after failure to pay on the due date any sum payable under the Note or under any other Loan Document (and the expiration of any applicable grace period provided in the Note or any such other Loan Document for that payment), or from and after the occurrence of any other default (whether concerned with the payment of money or otherwise) under any Loan Document (and the expiration of any applicable grace period provided in such Loan Document for the cure of that default); provided, however that after judgment all such sums shall bear interest at the greater of the Default Rate or the rate prescribed by applicable law for judgments. The Default Rate shall be eighteen percent (18%) per annum.

4. PRINCIPAL PAYMENTS. Borrower shall make monthly payments of principal in the amount of Thirty-Five Thousand Seven Hundred Fourteen and 29/lOO Dollars $35,714.29), plus interest for seven (7) years, at which time the entire outstanding principal balance unpaid, plus all accrued interest shall be due and payable.

5. MATURITY DATE. Provided there is no event of a monetary or non-monetary default under the Note or Loan Documents, the entire principal balance and any unpaid charges, together with any accrued, but unpaid, interest thereon shall be due and payable in ful1 on March 17, 2005.

6. COMMITMENT FEE. At the closing of this transaction, Bank shall be entitled to a Commitment Fee in the amount of Seven Thousand and No/100 Dollars ($7,000.00).

7. USE OF PROCEEDS. The proceeds shall be used by Borrower for acquisitions.

8. COLLATERAL. Borrower agrees to pledge the stock of Morris Flamingo
- Stephan, Inc., a Florida corporation.

9. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

A. Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Florida and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition of the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

C. Binding Agreement. This Agreement and the other Loan
Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

D. Litigation. There is no actions suits, or proceedings involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement, which involve or would adversely affect the transactions contemplated herein or which could have an adverse affect on the Borrower's business or financial condition.

E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

F. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

G. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since September 30, 1997. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material feet necessary to make such information not misleading.

H. Place of Business. Borrower's chief executive office is located at 1850 West McNab Road, Fort Lauderdale, Florida 33309.

I. Environmental. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

J. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at least as of the date hereof and at the time of any future advance, if any, hereunder.

10. CONDITIONS PRECEDENT TO FUNDING. The following are conditions precedent to Bank's obligation to close and fund the Note and the Borrower agrees to furnish the following to the Bank, as a condition precedent to closing:

A. Opinion Letter - Written opinion letter addressed to Bank and
Borrower's counsel, from Borrower's attorney, in a form and substance satisfactory to Bank and its counsel.

B. Corporate Documents - Certified copies of the Articles of
Incorporation and Bylaws of Borrower, and all amendments thereto, together with a Certificate of Good Standing of Borrower and proof of qualification to do business in each jurisdiction business is conducted.

C. Corporate Resolutions - Resolution of Borrower authorizing the 1997 Loan and Line of Credit and the execution of all documents required in connection with the l997 Loan and Line of Credit.

D. An executed Note, Loan Documents and other documents and instruments necessary or advisable in connection with this Loan.

E. Certification that there exists no pending or threatened litigation, the result of which could have an adverse effect on the business or financial condition of the Borrower.

FINANCIAL COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

A. Financial Condition. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

i. Funded Debt/EBITDA Coverage Ratio. Borrower will maintain a minimum Funded Debt/EBlTDA Coverage Ratio of not more than 2.50:1.00 throughout the Note term. The Funded Debt/EBITDA Coverage Ratio shall be tested quarterly beginning with the June 30, 1997 quarterly financial statements on a trailing twelve month basis.

ii. Current Maturity Coverage Ratio. Borrower will maintain a minimum Current Maturity Coverage Ratio of not less than 1.75:1.00 throughout the Note term.

iii. Current Minimum Ratio. Borrower will maintain at all times a ratio of current assets to current liabilities of not less than 2.0:1.0 tested quarterly.

B. Financial Statements and Other Information. Maintain a system of in accordance with GAAP applied on a consistent basis throughout the period involved, and in the event of default, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and further pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank, the same acceptance not to be unreasonably withheld by Bank.

In addition, Borrower will:

i. Furnish to Bank annual audited unqualified consolidated financial statements of Borrower for each fiscal year of Borrower, within one hundred twenty ( 120) days after the close of each such fiscal year.

ii. Furnish to Bank company prepared consolidated financial statements of Borrower for each fiscal quarter of Borrower, within fifty
(50) days after the close of each such period, together with quarterly compliance certificates.

iii. Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower; is not in default under the terms of this Agreement, and
(b)computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

12. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Note Documents, borrower will, unless Bank consults otherwise in writing (and without limiting any requirement of any other Loan Document):

A. Insurance. Maintain insurance with responsible insurance companies on such of its properties in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business liability insurance, all to be with such companies and in such amounts a are satisfactory to Bank and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Note and 30 days prior to each policy renewal.

B. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its properties, business operations and transactions and comply with OHSA, EPA, Pension Guaranty Board and ERISA.

C. Adverse Conditions or Events. Promptly advise Bank in writing of (i) any act, omission or undertaking which would singly or in the aggregate have a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its subsidiaries, or upon the ability of the Borrower to perform any material obligations arising under the Loan Documents, (ii) any actual or potential contingent liabilities in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), (iii) any litigation against Borrower claiming damages in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) (iv) any event that has occurred that would constitute all event of default under any Loan Documents and (v) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $250,000.00.

D. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, cost or other expenses arising out of this transaction, as the same become due and payable, except to the extent that same are being contested in good faith by appropriate proceedings in a diligent manner.

E. Maintenance. Maintain and preserve all license, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

F. Payment and Performance. Borrower shall promptly pay and punctually perform, or shall cause to be promptly paid and punctually performed, all of the obligations as and when due and payable and after expiration of any grace period and upon dale notice.

G. Inspection. In the event of default, Borrower shall permit
Bank and its agents to inspect its records; assets and properties at any time during normal business hours and at all other reasonable times.

H. Expenses. Borrower shall pay all costs and expenses in connection with the Note and the preparation, execution, and delivery of the Loan Documents including, but not limited to, reasonable fees and disbursements of counsel appointed by Bank, and all expenses, documentary stamp tax and intangible tax, and other taxes, appraisals, insurance and all other fees, costs and expenses, if any, set forth in the Loan Documents, or otherwise connected wills this transaction.

I. Preservation of Agreements Borrower shall preserve and keep in full force and effect all agreements, approvals, permits and licenses necessary for the development, use and operation of the its assets for their intended purpose or purposes.

J. Books and Records. Borrower shall keep and maintain, at all times, full, true and accurate books of accounts and records, adequate to correctly reflect the results of the development, use and operation of its assets and properties. The Bank shall have the right to examine such books and records and to make such copies or extracts therefrom as the Bank shall require.

K. Indemnification. Notwithstanding anything to the contrary contained in Section 8(I), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby. The Borrower's obligations under this paragraph shall survive the repayment of the Note.

L. Comply with GAAP. Borrower shall comply with generally accepted accounting principals which are to be applied consistently throughout the term of the Note.

M. Performance of Loan Documents. Borrower shall duly and punctually perform all covenants, terms and agreements expressed as binding upon it under Note and all of the Loan Documents.

13. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Note and/or Loan Documents, Borrower will not, without the prior written consent of Bank, which consent shall not be unreasonably withheld (and without limiting any requirement of any other Loan Documents):

A. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any existing assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or form or acquire any subsidiary that would result in the Borrower not being the surviving entity.

B. Management Change. Change or remove Frank F. Ferola from his current management positions as President and Chief Executive Officer of Borrower.

C. Advances to Third Parties. No advances in aggregate of more than One Million Dollars ($1,000,000.00) at any one time during the life of the Note except for acquisitions.

D. Other Liens. Create or permit to be created or to remain, any mortgage, pledge, construction lien or other lien, conditional sale or other title retention agreement, encumbrance, claim, or charge on the assets or income therefrom. Any transaction prohibited under this paragraph shall be null and void.

E. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted without prior consent of Bank. Bank shall not unreasonably withhold its consent.

F. Borrower's Certificate of Incorporation. Materially amend or modify its articles or certificate of incorporation or bylaws.

14. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated fees of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents. Additionally, Borrower shall pay any documentary stamps, intangible taxes and filing, search and recording fees and the costs of any appraisal and environmental report required by Bank. Borrower shall also be responsible for liable for, and shall hold Bank harmless for, all expenses and costs in connection with the administration and enforcement of any of Borrower's obligations to Bank. If at any time the State of Florida shall determine that the Documentary Stamps affixed thereto, if any, are insufficient, and that additional Documentary Stamps should be affixed, then Borrower shall pay for the same, together with any interest or penalties imposed in connection with such determination, and Borrower hereby agrees to indemnify and hold Bank harmless therefrom. If any such sums shall be advanced by Bank, they shall bear interest, shall be paid and shall be secured as provided in the Loan Documents.

15. DEFAULTS AND REMEDIES. If any one or more of the following events of default (an "Event of Default") shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), that is to say:

(a) any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Credit Agreement or the borrowings hereunder, shall prove to be false or misleading in any respect;

(b) default shall occur in the payment of principal or interest on any indebtedness created hereunder, when and as the same shall become due and payable, whether at the due date or by acceleration or otherwise, which remains after the due date of such payment; or failure of the borrower to make payment of principal or interest on any other indebtedness beyond any period or grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created;

(c) any default or violation shall occur on the part of the Borrower in the due observance or performance of any covenant, agreement or other provision of this Credit Agreement, or any other agreement, instrument or contract with Bank, other than for the payment of money, which shall remain uncured past any cure period provided for herein or therein, and if no such cure period is specified, if such default shall remain uncured for ninety (90) days after notice of such default or violation has been given by Bank to Borrower, or after borrower has knowledge of such default or violation, whichever is earlier.

(d) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for benefit of creditor's, or liquidator of Borrower or any of Borrower's assets and/or properties; (ii) admit in writing Borrower's inability to pay its debts as they mature or generally fail to pay its debts as they mature; (iii) make a general assignment for the benefit of credit; (iv) be adjudicated as bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution of liquidation law or statute of an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law;' or (vi) take any action for the purpose of affecting any of the foregoing;

(e) an order, judgment or decree shall be entered against the Borrower without its application, approval or consent, or by any court of competent jurisdiction, approving a petition seeking its reorganization or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of any of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days from the date of entry thereof;

(f) final judgments for the payment of money in excess of Two
Hundred Fifty Thousand Dollars ($250,000.00), shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed;

(g) any monies, deposits or other property of the Borrower now or hereafter on deposit with, or in the possession or under control of the Bank, shall be attached or become Borrower; subject to distraint proceedings or any order or process of court, provided Borrower has not obtained a court order staying such proceeding;

          (h) any material adverse change in the financial or business condition of

          (i) Borrower's corporate existence is changed;

(j) Borrower fails to indemnify and pay Bank, upon demand, for additional Documentary Stamps imposed by any governmental entity within fifteen (15) days of such demand by Bank, including the payment of any penalties, interest, and other charges;

	          (k)	Borrower defaults on any other obligation to Bank;

THEN, and in every such Event of Default, the Bank may, at its option, upon written notice of not less than ten (l0) days by certified mail to Borrower, (i) declare all indebtedness of principal and interest hereunder forthwith to be due and payable, whereupon the Note shall become due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in such Note to the contrary notwithstanding, and (ii) exercise all legal rights and remedies against Borrower or any assets for the indebtedness of Borrower to Bank. Bank shall also have the following specific rights and remedies;

(a) To require Borrower to assemble and make available to Bank at a place to be designated by Bank which is also reasonably convenient to Borrower all documentation regarding Borrower's right, title and interest in the assets and properties.

(b) To exercise any and all rights of set-off which Bank may have against any account funds (excluding investment funds), or assets and properties belonging to Borrower which shall be in Bank's possession or under its control.

(c) to cure such default, with the result that all costs and expenses incurred or paid by Bank in effecting such cure shall be additional charges on the Note which bear interest at the interest rate of the Note and are payable upon demand.

The proceeds of any disposition of the assets and/or properties for the Note shall be used to satisfy the following items in the order they are listed:

(a) The expenses of taking, removing, storing, repairing, holding, and selling the Collateral, including any legal cost and attorneys' fees. If the Note is referred to an attorney for collection, Borrower and all others liable for the Note jointly and severally agree to pay reasonable attorneys' fees (including appellate, administrative and bankruptcy fees and costs) and legal expenses.

(b)The expense of liquidating or satisfying any liens, security interest, or encumbrances on the Collateral which may be prior to the security interest of Bank.

          (c) Any unpaid fees, accrued interest, and then the unpaid principal amount of the Note.

	          (d)	Any other indebtedness of Borrower to Bank.

If the proceeds realized from the disposition of the asset and/or properties shall fail to satisfy any of the foregoing items, Borrower and all others liable for the Note shall forthwith pay by deficiency to Bank upon demand.

15. CROSS DEFAULT. A default or breach under any of the terms or conditions of any credit facility with Bank, or any agreement to which Borrower is obligated, shall at Bank's option, constitute a default under the Note and this Credit Agreement.

16. NOTICE. All notices required or allowed to be given hereunder shall be delivered by hand or sent by certified mail return receipt requested, overnight courier or facsimile transmission, to the party to which such notice is to be given as follows:

If to Borrower:                          THE STEPHAN CO.
                                         1850 West McNab Road
                                         Fort Lauderdale, FL 33309
                                         Attn: David A. Spiegel, CFO


If to Bank:                              NATIONSBANK, N.A.
                                         Commercial Banking
NationsBank Tower, 10th Floor
                                         One Financial Plaza
                                         Fort Lauderdale, FL 33394


and a copy to:                           PAUL M. MAY, ESQUIRE
                                         MAY, MEACHAM & DAVELL, P.A.
                                         NationsBank Tower, Suite 2602
                                         One Financial Plaza
                                         Fort Lauderdale, FL 33394

Provided that additional or other addresses for the giving of notice may be thereafter designated by the giving of written notice thereof to the other party Such notices shall be deemed given or made three (3) business days following deposit in the U.S. Mail, certified return receipt requested, or immediately upon receipt if delivered by hand, overnight courier or facsimile transmission addressed as herein provided.

17. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or, equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, excluding a notice of intent to accelerate and notice of acceleration under which circumstances, Bank shall give notice to Borrower. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

B. Applicable Law. This Credit Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.

C. Amendment. No modification, consent, amendment or waiver of any provision of this Credit Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Credit Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Credit Agreement.

D. Documents. All documents, certificates and other items required under this Credit Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

E. Partial Invalidity. The unenforceability or invalidity of an provision of this Credit Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

F. Indemnification. Notwithstanding anything to the contrary contained in paragraph E above, Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby resulting from Borrower's actions and not due to the negligence, malfeasance or misfeasance of the Bank. The Borrower's obligations under this paragraph shall survive the repayment of tile Note.

G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Note is outstanding or the obligation of the Bank to make any advances under the Note shall not have expired.

H. Personal. This Credit Agreement is personal in nature and may not be assigned.

I. Gender/Plural. Wherever used herein the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, successors, personal representatives and assigns.

J. Document Conflict. If the terms and provisions of this Credit
Agreement conflict with any terms and provisions of any other related loan documents executed in connection herewith, the terms and provisions herein shall control.

18. WAIVER OF JURY TRIAL. BORROWER AND BANK HEREBY KNOWINGLY,
IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, DEFENSE OR COUNTERCLAIM BASED ON THIS CREDIT AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT, OR PROMISSORY NOTE, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUNIENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER AND BANK ENTERING INTO THE SUBJECT LINE OF CREDIT TRANSACTION.

IN WITNESS WHEREOF, the parties hereto set their hands and seals the day and year first above written.

Witnesses:                        BORROWER:

                                  THE STEPHAN CO., a Florida corporation


_____________________             By: _________________________
Witness                               David A. Spiegel, Chief
                                      Financial Officer
_____________________
Printer Name of Witness




______________________                   [Corporate Seal1

	Witness


______________________
Printed Name of Witness


                                   BANK:

                                   NATIONSBANK, N.A., a national banking
                                   association



________________________           By: ___________________________
Witness                                Allen H. Brown, Senior Vice
                                       President
________________________
Printed Name of Witness



_________________________
Witness

_________________________                      (Seal)
Printed Name of Witness